UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2022

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 23, 2022, Intercontinental Exchange, Inc. (“ICE”) completed the public offering and issuance of $1,250,000,000 aggregate principal amount of its 3.650% Senior Notes due 2025 (the “2025 Notes”), $1,500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2027 (the “2027 Notes”), $1,250,000,000 aggregate principal amount of its 4.350% Senior Notes due 2029 (the “2029 Notes”), $1,500,000,000 aggregate principal amount of its 4.600% Senior Notes due 2033 (the “2033 Notes”), $1,500,000,000 aggregate principal amount of its 4.950% Senior Notes due 2052 (the “2052 Notes”) and $1,000,000,000 principal amount of its 5.200% Senior Notes due 2062 (the “2062 Notes” and, together with the 2025 Notes, the 2027 Notes, the 2029 Notes, the 2033 Notes and the 2052 Notes, the “Notes”).

The Notes were sold pursuant to an Underwriting Agreement, dated May 12, 2022 (the “Underwriting Agreement”), between ICE and BofA Securities, Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC as representatives of the underwriters named therein. The Notes were offered and sold pursuant to ICE’s automatic shelf registration statement on Form S-3 (File No. 333-253816) and the prospectus included therein, filed with the Securities and Exchange Commission on March 3, 2021, and supplemented by the prospectus supplement dated May 12, 2022. The Notes were issued under the Indenture, dated as of August 13, 2018 (the “Indenture”), between ICE and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of May 23, 2022 (the “Supplemental Indenture”), between ICE and Computershare Trust Company, N.A., as trustee.

ICE received approximately $7.91 billion in net proceeds, after underwriting discounts and commissions and before offering expenses, from the sale of the Notes. ICE intends to use the net proceeds from the offering of the 2025 Notes, the 2027 Notes, the 2029 Notes and the 2062 Notes of approximately $4.96 billion, together with the issuance of commercial paper and/or borrowings under its revolving credit facility, cash on hand or other immediately available funds and borrowings under a new senior unsecured term loan facility, to finance the cash portion of the purchase price for Black Knight, Inc. under the terms of the merger agreement, which was announced on May 4, 2022. ICE intends to use the net proceeds from the offering of the 2033 Notes and the 2052 Notes of approximately $2.96 billion to fund the redemption of its outstanding senior notes that mature in 2022 and 2023, including to pay accrued interest to, but excluding, the date of redemption and any make-whole premiums. The balance of the net proceeds from the offering of the 2033 Notes and the 2052 Notes will be used for general corporate purposes, which may include paying down a portion of the amounts outstanding under ICE’s commercial paper program.

The foregoing description of the Underwriting Agreement and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Supplemental Indenture (including the forms of the Notes), which are filed and incorporated by reference as Exhibits 1.1 and 4.1 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 12, 2022 between Intercontinental Exchange, Inc. and BofA Securities, Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Fourth Supplemental Indenture dated as of May 23, 2022 between Intercontinental Exchange, Inc., as issuer, and Computershare Trust Company, N.A., as trustee.

4.2	Form of 3.650% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Form of 4.000% Senior Notes due 2027 (included in Exhibit 4.1).

4.4	Form of 4.350% Senior Notes due 2029 (included in Exhibit 4.1).

4.5	Form of 4.600% Senior Notes due 2033 (included in Exhibit 4.1).

4.6	Form of 4.950% Senior Notes due 2052 (included in Exhibit 4.1).

4.7	Form of 5.200% Senior Notes due 2062 (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: May 23, 2022	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel